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                                                                EXHIBIT 99.16(c)

Pennsylvania Municipal Bond Fund - Class C
        10/21/94 - 7/31/95                      Since            Since
                                              Inception        Inception
                                           Average Annual        Total
                                            Total Return        Return*
                                            ------------       ---------
Initial Investment                             $1,000.00       $1,000.00

Divided by Net Asset Value                         10.68           10.68
                                               ---------       ---------
Equals Shares Purchased                           93.633          93.633

Plus Shares Acquired through
  Dividend Reinvestment                            3.690           3.690
                                               ---------       ---------
Equals Shares Held at 7/31/95                     97.323          97.323

Multiplied by Net Asset Value at 7/31/95           11.08           11.08
                                               ---------       ---------
Equals Ending Value before deduction
  for contingent deferred sales charge          1,078.34        1,078.34

Less deferred sales charge                        (10.00)           0.00
                                               ---------       ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95            1,068.34        1,078.34
                                               ---------       ---------

Divided by $1,000 (P)                             1.0683          1.0783

Subtract 1                                        0.0683          0.0783

Expresses as a percentage equals the
  Aggregate Total Return for the Period (T)         6.83%
                                               =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                             7.83%
                                                               =========
ERV divided by P                                  1.0683

Raise to the power of                             1.2898

Equals                                            1.0890

Subtract 1                                        0.0890

Expressed as a percentage equals the
  Average Annualized Total Return                   8.90%
                                               =========

* Does not include sales charge for the period.

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                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95


  PENNSYLVANIA MUNICIPAL BOND FUND - CLASS C

Long term income generally based on yield to
  maturity times market value of each security              $8,566
                                                      ------------
Plus short term income accrued for the past
  thirty days                                                  680
                                                      ------------
Equals Total Income                                          9,247

Less expenses for the past thirty days                      -2,105
                                                      ------------
Equals net monthly income for yield calculation              7,142
                                                      ------------
Average shares outstanding for 30 days                     169,816

Times the Net Asset Value                                    11.07
                                                      ------------
Equals total dollars                                    $1,879,868
                                                      ============



Net monthly income divided by total dollars equals     0.003799251


Add 1                                                  1.003799251

Raise to the power of 6                                1.023013122

Subtract 1                                             0.023013122

Times 2                                                0.046026244

Expressed as a percentage equals the
  standardized yield for the 30 day period                    4.60%
                                                            ======

Tax Rate                                                     28.00%

X = 1 minus Tax Rate                                         72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                      6.39%
                                                      ============